Exhibit 10.1

PRODUCT LICENSE AGREEMENT AND ENGINEERING SERVICES AGREEMENT

1.  Parties:  This Agreement is between Sequiam Biometrics, Inc., a Florida corporation with its principal place of business at 300 Sunport Lane, Orlando, FL 32809 ("Sequiam") and Tacoma Technology Inc., A Taiwanese corporation with its principal place of business at 104 3F-7, No.171 Chang-An East Road, Sec. 2, Taipei, Taiwan, R.O.C. (“Tacoma").

2.  Term:  This Agreement shall take effect November 1, 2007 and remain in effect through October 31, 2008. At the sole option of Sequiam this Agreement may be extended under the same terms and conditions for additional 1-year periods upon 30 days written notice. This Agreement may be further extended or modified upon mutual agreement between the parties.

3.  Agreements

A.  License Agreement:  Sequiam hereby agrees to license from Tacoma exclusive rights in all Tacoma Intellectual Properties including all patents and trademarks (the “IP”), which Tacoma either owns or controls. This license shall be an exclusive world-wide license. A list of current products to which Sequiam currently has the rights under the terms of this Agreement is attached as "Exhibit A." Additional works owned or controlled by Tacoma shall be licensed to Sequiam under the terms of this master license Agreement by executing individual "Intellectual Property License Orders" ("IP Orders") in the form of "Exhibit B." Specific IP Orders shall be signed and dated by the licensor of the intellectual property (Tacoma) and by the licensee (Sequiam) in order to be effective. The term of each IP Order shall be for the remainder of the term of this Agreement unless otherwise specified in writing.

B.  Services Agreement:  Tacoma hereby agrees to provide software programming and engineering services to Sequiam.  Tacoma agrees to provide continuous product support to Sequiam on a monthly basis for all existing products and all derivatives and variations thereof. In addition, Tacoma agrees to provide continuous product development support to Sequiam on a monthly basis for new products to the extent that Tacoma’s existing staff and resources are available on a full time basis.  To the extent that outside services are necessary to supplement Tacoma services in order to support new product development requirements, Sequiam and Tacoma will agree, on a project-by-project basis, to outsource such services as needed.  Upon approval, Sequiam will reimburse Tacoma or pay the service provider directly.

4.  Earned Fees and Royalties:  Sequiam shall pay to Tacoma, a fixed fee of $7,500.00 per month and royalty of $0.50 per unit of product manufactured and sold by Sequiam that includes the use of the Tacoma Matching Algorithm and related software. No royalty shall be payable on copies furnished for review and testing, returned products, destroyed products, products given away free for publicity, promotional purposes, or to introduce additional sales. Royalties shall be paid quarterly on the 15th day of the month following each calendar quarter.

5.  Marketing and Promotion:  Sequiam shall have the right to promote and advertise Products as it deems appropriate.

6.  Tacoma's Warranty:  Tacoma represents and warrants to Sequiam that the work is original and that Tacoma is the sole author and proprietor thereof, and has full power to enter into this Agreement. Tacoma agrees to indemnify and hold harmless Sequiam against any damage or judgment, including court costs and attorneys' fees, which may be sustained or recovered against Sequiam by reason of the sale of any of the Products subject to this Agreement or arising from anything contained therein. Tacoma also agrees to reimburse Sequiam for all expenses, including court costs, attorneys' fees, and amounts paid in settlement, sustained by Sequiam in resisting any claim, demand, suit, action or proceeding asserted or instituted against Sequiam as a result of the sale of any Product or by reason of anything contained therein.

7.  Rights to Use Trademarks:  Tacoma hereby consent to the use of Tacoma's name, identity, trademarks and trade symbols, for the purposes of fulfilling this Agreement and in connection with the promotion, advertising, distribution, financing, marketing and production of the Products or derivatives therefrom, and for general organizational promotional purposes.

8. Examination of Books:  Sequiam shall make available to Tacoma, within 30 days written notice, at its headquarters, the financial books related to payment of royalties hereunder.

9.  Derivative Work:  Sequiam reserves the exclusive right to use derivations of any Products licensed herein. The same terms and conditions as set forth herein shall apply to each such Products. Sequiam shall have exclusive rights to create derivative Products. Sequiam shall have sole ownership for any such derivative works created by Sequiam. Tacoma acknowledges that Sequiam is in the biometric and identity management business and will continue to market products similar to those licensed herein.

10.  Promotional Materials:  Sequiam shall own any and all promotional materials created by Sequiam to sell the Products including brand names, packaging design, and marketing materials. Upon termination of the Agreement, all rights of ownership of said promotional materials shall remain with Sequiam. All IP owned by Tacoma included in the Products shall remain the property of Tacoma.

11.  Infringement of Patents:  If during the existence of this Agreement the patents shall be infringed or a claim for unfair competition shall arise from the unauthorized use of the Products or any part thereof, and if the parties proceed jointly, the expenses and recoveries, if any, shall be shares equally, and if they do not proceed jointly, either party shall have the right to prosecute such action, and such party shall bear the expenses thereof, and any recoveries shall belong to such party. If such party shall not hold the record title of the Patents, the other party hereby consents that the action be brought in its or his name. Sequiam shall not be liable to Tacoma for failure to take such legal steps.

12.  Disputes:  Any dispute between the parties arising out of this Agreement which cannot be amicably settled shall be referred to arbitration upon written notice by either party to the other. The arbitration shall be governed by the laws of the State of Florida. Said arbitration is to be held in Orlando, Florida. Any award rendered in arbitration shall be binding and conclusive upon the parties and shall not be subject to appeals or retrying by the court.

13. Attorney Fees:  In the event this Agreement is placed in the hands of an attorney due to a default in the payment or performance of any of its terms, the defaulting party shall pay, immediately upon demand, the other party's reasonable attorney fees, collection costs, costs of either litigation, mediation, or arbitration (whichever is appropriate), whether or not a suit or action is filed, and any other fees or expenses reasonably incurred by the none-defaulting party.

14. Jurisdiction:  This Agreement shall be governed by the laws of Florida.

15. Final Agreement:  This Agreement is the entire, final and complete agreement of the parties and supersedes all written and oral agreements heretofore made or existing by and between the parties or their representatives.

IN WITNESS WHEREOF the parties hereto have executed and duly witnessed this Agreement as of the day and year written below.

TACOMA TECHOLOGIES, INC.

By: __________________________
Joseph Lee, President
Dated:

SEQUIAM BIOMETRICS, INC.

By: __________________________
Mark L. Mroczkowski, Executive Vice President and CFO
Dated:

EXHIBIT A

A list of current products to which Tacoma currently owns or has the rights to and is licensing to Sequiam:

CanSecu3.24 Source Code
CanSecu4U: Version 1, AES3500 Source Code
CanSecu4u: Mitusmi A1-2, A2 Sensor APPLICATIONS
CMOS I (Patented): Optical USB/Optical DSP Finger Print Sensor
CMOS II (Patented): Optical USB Finger Print Sensor
Biometric Algorithm: Trial Matching Method Finger Print Algorithm
Software Developer Kit: Windows, Active X, OCX, WinCE Mobile 5.0 Source Codes

EXHIBIT B

LICENSE ORDER

EFFECTIVE DATE:
EXECUTION DATE:
LICENSOR:

LICENSEE:
ENDING DATE:

PRODUCTS:
PUBLICATIONS, VIDEO & AUDIO TAPES:

TACOMA TECNOLOGIES, INC.

By:
   ----------------------------
Name:
Title:

SEQUIAM BIOMETICS, INC.

By:
   ----------------------------
Name:
Title: